As filed with the Securities and Exchange Commission on July 17, 2023

Registration Statement No. 333-259069

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-259069
UNDER
THE SECURITIES ACT OF 1933

QUALTEK SERVICES INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1623 (Primary Standard Industrial Classification Code Number)	83-3584928 (I.R.S. Employer Identification Number)

4475 Sentry Parkway E, Suite 200
 Blue Bell, PA 19422
 (484) 804-4585
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher S. Hisey
Chief Executive Officer
475 Sentry Parkway E, Suite 200
Blue Bell, PA 19422
(484) 804-4585

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy Cruickshank
 Zoey Hitzert
 Kirkland & Ellis LLP
 601 Lexington Avenue
 New York, New York 10022
 (212) 446-4800

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE: TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by QualTek Services Inc., a Delaware corporation (the “Company”), relates to the Registration Statement on Form S-1 (No. 333-259069), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on August 26, 2021, as amended by that certain Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on November 4, 2021, that certain Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on February 2, 2022, and that certain Amendment No. 3 to the Registration Statement on Form S-1 filed with the SEC on February 14, 2022 (as amended, the “Registration Statement”).

On July 14, 2023, the Company emerged from bankruptcy, pursuant to that certain Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (Technical Modifications), approved and confirmed by the United States Bankruptcy Court for the Southern District of Texas on June 30, 2023. As a result of the emergence, all offers and sales of the Company’s securities pursuant to the Registration Statement have been terminated.

In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on July 17, 2023.

QUALTEK SERVICES INC.

By:	/s/ Christopher S. Hisey
Name: Christopher S. Hisey
Title: Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.